Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 21, 2008 relating to (1) the financial statements and financial statement schedule of The Laclede Group, Inc. and its subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes and Interpretation of FASB Statement No. 109, effective October 1, 2007 and Statement of Financial Accounting Standards  No. 158, Employees’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Statement No. 87, 88, 106 and 132(R), effective September 30, 2007) and (2) the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2008.

/s/ Deloitte & Touche LLP

February 12, 2009